UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

LANDEC CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2014, Apio, Inc. (“Apio”), a wholly-owned subsidiary of the Registrant, entered into a share purchase agreement (the “Purchase Agreement”) by and between Apio and Windset Holdings 2010 Ltd., a Canadian corporation (“Windset”). Pursuant to the Purchase Agreement, on October 29, 2014, Apio purchased $7.0 million of Senior B Preferred Shares (the “Senior B Shares”). The Senior B Shares pay an annual dividend of 7.5% and have a liquidation preference equal to the purchase price. In addition to the Senior B Shares Apio owns common stock representing a 26.9% ownership interest in Windset (the “Common Shares”), Senior A Preferred shares with a liquidation preference of $15.0 million (the “Senior A Shares” or, together with the Senior B Shares, the “Senior Shares”) and Junior Preferred shares with a liquidation preference of $5.1 million (the “Junior Shares”).

The Senior B Shares are redeemable at Apio’s election as follows: (i) up to $1.5 million of the Senior B Shares are redeemable on the first anniversary of the issuance date, (ii) an additional $2.75 million of the Senior B Shares are redeemable on the second anniversary (plus any shares eligible for redemption on the first anniversary but not redeemed), and (iii) any Senior B Shares remaining outstanding on the third anniversary are redeemable at any time on or after that date. In addition, the Common Shares, the Senior Shares and the Junior Shares are subject to put and call options pursuant to which Apio may exercise a put to sell its shares to Windset at a specific price or Windset may exercise a call to purchase the same shares at the same price. Under these options, beginning on February 15, 2017, Apio may elect to sell the Common Shares, the Senior Shares and the Junior Shares to Windset, or Windset may elect to purchase these shares from Apio, in each case at a price equal to 26.9% of the then fair market value of Windset plus the liquidation value of the Senior Shares and Junior Shares remaining outstanding at that time. Windset has the right to purchase less than all of the Common Shares, Senior Shares and Junior Shares provided that such a partial call would not result in Apio holding less than 10% of Windset’s outstanding common stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The full text of the press release, dated October 31, 2014, announcing the completion of the purchase of the Senior B Shares, is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Senior B Preferred Share Purchase Agreement dated October 29, 2014 among Apio, Inc. and Windset Holdings 2010 Ltd.

99.1	Press Release dated October 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior B Preferred Share Purchase Agreement dated October 29, 2014 among Apio, Inc. and Windset Holdings 2010 Ltd.

99.1	Press Release dated October 31, 2014